Exhibit 3.2

AMENDED AND RESTATED BYLAWS

OF

TELEDYNE MICROPAC, INC.,

A DELAWARE CORPORATION

AMENDED AND RESTATED BYLAWS

OF

TELEDYNE MICROPAC, INC.,

A DELAWARE CORPORATION

i

ii

AMENDED AND RESTATED BYLAWS

OF

TELEDYNE MICROPAC, INC.,

A DELAWARE CORPORATION

ARTICLE I

MEETINGS OF STOCKHOLDERS

SECTION 1.1 PLACE OF MEETINGS. Meetings of the stockholders shall be held at such place within or without the State of Delaware as shall be designated by the Board of Directors or the person or persons calling the meeting.

SECTION 1.2 ANNUAL MEETINGS. The annual meeting of the stockholders for the election of directors and the transaction of such other business as may properly come before the meeting shall be held after the close of the Corporation’s fiscal year on such date and at such time as shall be designated by the Board of Directors.

SECTION 1.3 SPECIAL MEETINGS. Special meetings may be called at any time by the Chairman or the Board of Directors.

SECTION 1.4 NOTICE OF MEETINGS. A written notice stating the place, date, and hour of each meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called shall be given by, or at the direction of, the Secretary or the person or persons authorized to call the meeting, to each stockholder of record entitled to vote at such meeting, not less than ten (10) days nor more than sixty (60) days before the date of the meeting, unless a greater period of time is required by the Delaware Corporation Code in a particular case.

SECTION 1.5 RECORD DATE. In order to determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action. If no record date is fixed: (i) the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; and (ii) the record date for determining stockholders entitled to express consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is necessary, shall be the day on which the first written consent is expressed. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

SECTION 1.6 INFORMAL ACTION. Any action required to be taken at any annual or special meeting of stockholders of the Corporation, or any action which may be taken at any annual or special meeting of the stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

ARTICLE II

DIRECTORS

SECTION 2.1 POWERS OF DIRECTORS. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors, which shall exercise all powers that may be exercised or performed by the Corporation and that are not by statute, the Certificate of Incorporation or these Bylaws directed to be exercised or performed by the stockholders.

SECTION 2.2 NUMBER, ELECTION AND TERM OF OFFICE. The Board of Directors shall consist initially of three (3) members, and thereafter shall consist of not less than one (1) nor more than five (5) members as fixed from time to time by the Board of Directors. Directors need not be stockholders of the Corporation. The directors shall be elected by the stockholders at the annual meeting or any special meeting called for such purpose. Each director shall hold office until his or her successor shall be duly elected and qualified or until his or her earlier resignation or removal. A director may resign at any time upon written notice to the Corporation.

SECTION 2.3 VACANCIES. Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority vote of the directors then in office, although less than a quorum, or by a sole remaining director. The occurrence of a vacancy which is not filled by action of the Board of Directors shall constitute a determination by the Board of Directors that the number of directors is reduced so as to eliminate such vacancy, unless the Board of Directors shall specify otherwise. When one or more directors shall resign from the Board, effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective.

SECTION 2.4 MEETINGS OF DIRECTORS. Regular meetings of the Board of Directors shall be held at such time and place as the Board of Directors shall from time to time by resolution appoint; and no notice shall be required to be given of any such regular meeting. A special meeting of the Board of Directors may be called by the Chairman or any director by giving two (2) days’ notice to each director by letter, telegram, electronic mail or other electronic means, telephone or other oral message. Except as otherwise provided by these Bylaws, a majority of the total number of directors shall constitute a quorum for the transaction of business, and the vote of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board of Directors.

SECTION 2.5 INFORMAL ACTION. Any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee.

SECTION 2.6 TELEPHONE PARTICIPATION IN MEETINGS. Members of the Board of Directors, or any committee designated by the Board, may participate in a meeting of the Board of Directors or such committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section shall constitute presence in person at such meeting.

2

ARTICLE III

OFFICERS

SECTION 3.1 ENUMERATION. The officers of the Corporation shall be elected by the Board of Directors and shall consist of a Chairman of the Board, a Chief Executive Officer, a President, such number of Vice Presidents (if any) as the Board of Directors shall from time to time elect, a Secretary, a Treasurer, and such other officers (if any) as the Board of Directors shall from time to time elect. The Board of Directors may at any time elect one of its members as Chairman of the Board of the Corporation, who shall preside at meetings of the Board of Directors and of the stockholders and shall have such powers and perform such duties as shall from time to time be prescribed by the Board of Directors. Any two (2) or more offices may be held by the same person.

SECTION 3.2 CHAIRMAN OF THE BOARD. The Chairman of the Board shall preside at all meetings of the stockholders and the Board of Directors and shall have other such duties and powers as may be prescribed by the Board of Directors from time to time. The Board of Directors may also designate one of its members as Vice Chairman of the Board. The Vice Chairman of the Board shall, during the absence or inability to act of the Chairman of the Board, have such other powers and perform such other duties as shall be prescribed from time to time by the Board of Directors.

SECTION 3.3 CHIEF EXECUTIVE OFFICER. The Chief Executive Officer shall have general charge and control over the affairs of the Corporation, subject to the Board of Directors, shall see that all orders and resolutions of the Board of Directors are carried out, shall report thereon to the Board of Directors, and shall have such other powers and perform such other duties as shall be prescribed from time to time by the Board of Directors.

SECTION 3.4 PRESIDENT. The President shall have general and active management of the business of the Corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect. The President shall have and exercise such further powers and duties as may be specifically delegated to or vested in the President from time to time by these Bylaws or the Board of Directors. In the absence of the Chairman of the Board and the Vice Chairman of the Board, or in the event of the inability of or refusal to act by the Chairman of the Board and the Vice Chairman of the Board, or if the Board of Directors has not designated a Chairman or Vice Chairman, the President shall perform the duties of the Chairman of the board, and, when so acting, shall have all of the powers and be subject to all of the restrictions upon the Chairman of the Board. The President may sign certificates for shares of the capital stock of the Corporation and may, together with the Secretary, execute on behalf of the Corporation a contract which has been approved by the Chairman unless otherwise specified by the Board of Directors.

SECTION 3.5 VICE PRESIDENT. In the absence of the President, or in the event of his inability or refusal to act, the Vice President (or in the event there be more than one (1) vice president, the vice presidents in the order designated by the Board of Directors, or in the absence of any designation, then in the order of their election) shall perform the duties of the President and, when so acting, shall have all the powers of and be subject to all the restrictions upon the President. The Vice Presidents shall perform such other duties and have such other powers as the Board of Directors or the President may from time to time be prescribed.

3

SECTION 3.6 SECRETARY. The Secretary shall attend all meetings of the Board of Directors and all meetings of stockholders and record all the proceedings thereat in a book or books to be kept for that purpose; the Secretary shall also perform like duties for the standing and special committees when required. The Secretary shall give, or cause to be given, notice of all such meetings of the stockholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or the President. If the Secretary shall be unable or shall refuse to cause to be given notice of all meetings of the stockholders and special meetings of the Board of Directors, and if there be no Assistant Secretary, then either the Board of Directors or the President may choose another officer to cause such notice to be given. The Secretary shall have custody of the seal of the Corporation and the Secretary or any Assistant Secretary, if there be one, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by the signature of the Secretary or by the signature of any such Assistant Secretary. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by his or her signature. The Secretary shall see that all books, reports, statements, certificates and other documents and records required by law to be kept or filed are properly kept or filed, as the case may be.

SECTION 3.7 ASSISTANT SECRETARIES. Except as may be otherwise provided in these Bylaws, Assistant Secretaries, if there be any, shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors, the President, or the Secretary, and shall have the authority to perform all functions of the Secretary, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Secretary.

SECTION 3.8 TREASURER. The Treasurer shall have the custody of the corporate funds and securities, shall keep complete and accurate accounts of all receipts and disbursements of the Corporation, and shall deposit all monies and other valuable effects of the Corporation in its name and to its credit in such banks and other depositories as may be designated from time to time by the Board of Directors. The Treasurer shall disburse the funds of the Corporation, taking proper vouchers and receipts for such disbursements. The Treasurer shall, when and if required by the Board of Directors, give and file with the Corporation a bond, in such form and amount and with such surety or sureties as shall be satisfactory to the Board of Directors, for the faithful performance of his or her duties as Treasurer. The Treasurer shall have such other powers and perform such other duties as the Board of Directors or the President shall from time to time prescribe.

SECTION 3.9 ASSISTANT TREASURERS. Except as may be otherwise provided in these Bylaws, Assistant Treasurers, if there be any, shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors, the President, or the Treasurer, and shall have the authority to perform all functions of the Treasurer, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Treasurer.

SECTION 3.10 OTHER OFFICERS. Such other officers as the Board of Directors may choose shall perform such duties and have such powers as may be assigned to them from time to time by the Board of Directors. The Board of Directors may delegate to any officer of the Corporation the power to choose such other officers and to prescribe their respective duties and powers.

SECTION 3.11 TERM AND COMPENSATION. Officers shall be elected by the Board of Directors from time to time, to serve at the pleasure of the Board. Each officer shall hold office until his or her successor is elected and qualified, or until his or her earlier resignation or removal. The compensation of all officers shall be fixed by, or pursuant to authority delegated by, the Board of Directors from time to time.

4

ARTICLE IV

INDEMNIFICATION

SECTION 4.1 RIGHT TO INDEMNIFICATION. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”), by reason of being or having been a director or officer of the Corporation or serving or having served at the request of the Corporation as a director, trustee, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (an “Indemnitee”), whether the basis of such proceeding is alleged action or failure to act in an official capacity as a director, trustee, officer, employee or agent or in any other capacity while serving as a director, trustee, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights that permitted prior thereto) (as used in this Article IV, the “Delaware Law”), against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such Indemnitee in connection therewith and such indemnification shall continue as to an Indemnitee who has ceased to be a director, trustee, officer, employee, or agent and shall inure to the benefit of the Indemnitee’s heirs, executors, and administrators; provided, however, that, except as provided in Section 4.2 hereof with respect to Proceedings to enforce rights to indemnification, the Corporation shall indemnify and such Indemnitee in connection with a Proceeding (or part thereof) initiated by such Indemnitee only if such Proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. The right to indemnification conferred in this Article IV shall be a contract right and shall include the right to be paid by the Corporation the expenses (including attorneys’ fees) incurred in defending any such Proceeding in advance of its final disposition (an “Advancement of Expenses”); provided, however, that, if the Delaware Law so requires, an Advancement of Expenses incurred by an Indemnitee shall be made only upon delivery to the Corporation of an undertaking (an “Undertaking”), by or on behalf of such Indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (a “Final Adjudication”) that such Indemnitee is not entitled to be indemnified for such expenses under this Article IV or otherwise.

SECTION 4.2 RIGHT OF INDEMNITEE TO BRING SUIT. If a claim under §4.1 hereof is not paid in full by the Corporation within sixty days after a written claim has been received by the Corporation, except in the case of a claim for an Advancement of Expenses, in which case the applicable period shall be twenty days, the Indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an Advancement of Expenses pursuant to the terms of an Undertaking, the Indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In (i) any suit brought by the Indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the Indemnitee to enforce a right to an Advancement of Expenses) it shall be a defense that, and (ii) in any suit by the Corporation to recover an Advancement of Expenses pursuant to the terms of an Undertaking the Corporation shall be entitled to recover such expenses upon a Final Adjudication that, the Indemnitee has not met the applicable standard of conduct set forth in the Delaware Law. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the Indemnitee is proper in the circumstances because the Indemnitee has met the applicable standard of conduct set forth in the Delaware Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the Indemnitee has not met such applicable standard of conduct, shall create a presumption that the Indemnitee has not met the applicable standard of conduct, or in the case of such a suit brought by the Indemnitee, be a defense to such suit. In any suit brought by the Indemnitee to enforce a right to indemnification or to an Advancement of Expenses hereunder, or by the Corporation to recover an Advancement of Expenses pursuant to the terms of an Undertaking, the burden of proving that the Indemnitee is not entitled to be indemnified, or to such Advancement of Expenses, under this Article IV or otherwise shall be on the Corporation.

5

SECTION 4.3 NON-EXCLUSIVITY OF RIGHTS. The rights to indemnification and to the Advancement of Expenses conferred in this Article IV shall not be exclusive of any other right that any person may have or hereafter acquire under any statute, the Corporation’s Certificate of Incorporation, bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

SECTION 4.4 INSURANCE. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under this Article IV or under the Delaware Law.

SECTION 4.5 INDEMNIFICATION OF EMPLOYEES AND AGENTS OF THE CORPORATION. The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification, and to the Advancement of Expenses, to any employee or agent of the Corporation to the fullest extent of the provisions of this Article IV with respect to the indemnification and Advancement of Expenses of directors and officers of the Corporation.

SECTION 4.6 POWERS OF THE BOARD. The Board of Directors, without approval of the stockholders, shall have the power to borrow money on behalf of the Corporation, including the power to pledge the assets of the Corporation, from time to time to discharge the Corporation’s obligations with respect to indemnification, the advancement and reimbursement of expenses, and the purchase and maintenance of insurance referred to in this Article IV.

SECTION 4.7 DEFINITION - CORPORATION. For purposes of this Article, references to “the Corporation” shall include, in addition to the resulting corporation, and constituent corporation (including any constituent of a constituent) absorbed in consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its authorized representatives so that any person who is or was an authorized representative of such constituent corporation shall stand in the same position under this Article with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

SECTION 4.8 DEFINITION - AUTHORIZED REPRESENTATIVE. For the purposes of this Article, the term “authorized representative” shall mean a director, officer, employee or agent of the Corporation or of any subsidiary of the Corporation, or a trustee, custodian, administrator, committeeman or fiduciary of any employee benefit plan established and maintained by the Corporation or by any subsidiary of the Corporation, or a person serving another corporation, partnership, joint venture, trust or other enterprise in any of the foregoing capacities at the request of the Corporation.

ARTICLE V

SHARES OF CAPITAL STOCK

SECTION 5.1 ISSUANCE OF STOCK. Shares of capital stock of any class now or hereafter authorized, securities convertible into or exchangeable for such stock, or options or other rights to purchase such stock or securities may be issued or granted in accordance with authority granted by resolution of the Board of Directors.

SECTION 5.2 STOCK CERTIFICATES. Certificates for shares of the capital stock of the Corporation shall be in the form adopted by the Board of Directors, shall be signed by the Chairman, the Chief Executive Officer or the President and by the Secretary or Treasurer, and may be sealed with the seal of the Corporation. All such certificates shall be numbered consecutively, and the name of the person owning the shares represented thereby, with the number of such shares and the date of issue, shall be entered on the books of the Corporation.

6

SECTION 5.3 TRANSFER OF STOCK. Shares of capital stock of the Corporation shall be transferred only on the books of the Corporation, by the holder of record in person or by the holder’s duly authorized representative, upon surrender to the Corporation of the certificate for such shares duly endorsed for transfer, together with such other documents (if any) as may be required to effect such transfer.

SECTION 5.4 LOST, STOLEN, DESTROYED, OR MUTILATED CERTIFICATES. New stock certificates may be issued to replace certificates alleged to have been lost, stolen, destroyed, or mutilated, upon such terms and conditions, including proof of loss or destruction, and the giving of a satisfactory bond of indemnity, as the Board of Directors from time to time may determine.

SECTION 5.5 REGULATIONS. The Board of Directors shall have power and authority to make all such rules and regulations not inconsistent with these Bylaws as it may deem expedient concerning the issue, transfer, and registration of shares of capital stock of the Corporation.

SECTION 5.6 HOLDERS OF RECORD. The Corporation shall be entitled to treat the holder of record of any share or shares of capital stock of the Corporation as the holder and owner in fact thereof for all purposes and shall not be bound to recognize any equitable or other claim to, or right, title, or interest in, such share or shares on the part of any other person, whether or not the Corporation shall have express or other notice thereof, except as otherwise provided by the laws of the State of Delaware.

SECTION 5.7 RESTRICTION ON TRANSFER. A restriction on the hypothecation, transfer or registration of transfer of shares of the corporation may be imposed either by these Bylaws or by an agreement among any number of stockholders or such holders and the corporation. No restriction so imposed shall be binding with respect to those securities issued prior to the adoption of the restriction unless the holders of such securities are parties to an agreement or voted in favor of the restriction.

ARTICLE VI

GENERAL PROVISIONS

SECTION 6.1 CORPORATE SEAL. The Corporation may adopt a seal in such form as the Board of Directors shall from time to time determine.

SECTION 6.2 FISCAL YEAR. The fiscal year of the Corporation shall be as designated by the Board of Directors from time to time.

SECTION 6.3 AUTHORIZATION. All checks, notes, vouchers, warrants, drafts, acceptances, and other orders for the payment of moneys of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

SECTION 6.4 FINANCIAL REPORTS. Financial statements or reports shall not be required to be sent to the stockholders of the Corporation, but may be so sent in the discretion of the Board of Directors, in which event the scope of such statements or reports shall be within the discretion of the Board of Directors, and such statements or reports shall not be required to have been examined by or to be accompanied by an opinion of an accountant or firm of accountants.

SECTION 6.5 EFFECT OF BYLAWS. No provision in these Bylaws shall vest any property right in any stockholder.

7

SECTION 6.6 ELECTRONIC TRANSMISSION. The Corporation is authorized to use “electronic transmissions” as defined in the Delaware Law to the full extent allowed by the Delaware Law, including, but not limited to the purposes of notices, proxies, waivers, resignations, and any other purpose for which electronic transmissions are permitted. Any reference in these Bylaws to the delivery of consents, approvals or waivers or to the taking of any other actions by a writing, shall be satisfied by use of an electronic transmission. An electronic transmission by a stockholder consenting to an action to be taken is considered to be written, signed, and dated for the purposes of this Section 6.6 if the transmission sets forth or is delivered with information from which the Corporation can determine that the transmission was transmitted by the stockholder and the date on which the stockholder transmitted the transmission. The date of transmission is the date on which the consent was signed. Consent given by electronic transmission may not be considered delivered until the consent is reproduced in paper form and the paper form is delivered to the Corporation at its registered office in this state or its principal place of business, or to an officer or agent of the Corporation having custody of the book in which proceedings of stockholder meetings are recorded. Notwithstanding the foregoing limitations on delivery, consent given by electronic transmission may be delivered to the principal place of business of the Corporation or to an officer or agent of the Corporation having custody of the book in which proceedings of stockholder meetings are recorded to the extent and in the manner provided by resolution of the Board of Directors.

ARTICLE VII

AMENDMENTS

The authority to adopt, amend or repeal these Bylaws is expressly conferred upon the Board of Directors, which may take such action by the affirmative vote of a majority of the whole Board of Directors at any regular or special meeting duly convened after notice of that purpose, subject always to the powers of the stockholders to adopt, amend or repeal these Bylaws.

8